Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of First PacTrust Bancorp, Inc. (“the Company”) that this Annual Report of the Company on Form 10-K for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition of the Registrant as of the dates and for the periods presented in the financial statements included in such reports.

Date: March 16, 2005	By:	/s/ Hans R. Ganz
Hans R. Ganz
President and Chief Executive Officer (Principal Executive Officer)

Date: March 16, 2005	By:	/s/ Regan Gallagher
Regan Gallagher
Senior Vice President/Controller (Principal Financial and Accounting Officer)